GMAC RFC (Graphic Omitted)

Free Writing Prospectus for RAMP Series 2006-RS2 Trust

(Filed pursuant to Rule 433; SEC File No. 333-125845)

RAMP Series 2006-RS2 Trust

Issuing Entity

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-RS2

$785,601,000 Certificates (Approximate)

Residential Asset Mortgage Products, Inc.

Depositor (SEC File No. 333-125845)

Residential Funding Corporation

Master Servicer and Sponsor

February 21, 2006

 Banc of America Securities (Graphic Omitted)

FREE WRITING PROSPECTUS LEGEND

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

The certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such certificates or any similar security and the underwriter's obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such certificates when, as and if issued by the issuer. You are advised that the terms of the certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding u.s. federal, state or local tax penalties. This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

Any disclaimers or other notices that may appear below this document are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

RAMP Series 2006-RS2

Certificates
Class	Interest Type	Approximate Size(1)	Interest Accrual Basis	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Expected Maturity Date (months)(2) Call/Mat	Final Scheduled Distribution Date	Expected Ratings (M / S)
A-1 (3)	Floating	293,819,000	Act/360	SEQ	1.00/1.00	1-21/1-21	Nov-07/Nov-07	Aug 2026	Aaa/AAA
A-2 (3) (4)	Floating	289,377,000	Act/360	SEQ	3.00/3.00	21-65/21-65	Jul-11/Jul-11	Dec 2033	Aaa/AAA
A-3 (3) (4)	Floating	110,005,000	Act/360	SEQ	7.03/8.77	65-91/65-220	Sep-13/Jun-24	Mar 2036	Aaa/AAA
M-1 (3) (4)	Floating	18,400,000	Act/360	MEZ	5.04/5.61	39-91/39-163	Sep-13/Sep-19	Mar 2036	Aa1/AA+
M-2 (3) (4)	Floating	16,800,000	Act/360	MEZ	5.02/5.56	39-91/39-155	Sep-13/Jan-19	Mar 2036	Aa2/AA
M-3 (3) (4)	Floating	12,000,000	Act/360	MEZ	5.00/5.50	38-91/38-146	Sep-13/Apr-18	Mar 2036	Aa3/AA-
M-4 (3) (4)	Floating	8,800,000	Act/360	MEZ	5.00/5.46	38-91/38-138	Sep-13/Aug-17	Mar 2036	A1/A+
M-5 (3) (4)	Floating	8,000,000	Act/360	MEZ	5.00/5.41	38-91/38-131	Sep-13/Jan-17	Mar 2036	A2/A
M-6 (3) (4)	Floating	6,400,000	Act/360	MEZ	4.99/5.35	37-91/37-124	Sep-13/Jun-16	Mar 2036	A3/A-
M-7 (3) (4)	Floating	5,600,000	Act/360	MEZ	4.98/5.27	37-91/37-117	Sep-13/Nov-15	Mar 2036	Baa1/BBB+
M-8 (3) (4)	Floating	6,400,000	Act/360	MEZ	4.98/5.18	37-91/37-110	Sep-13/Apr-15	Mar 2036	Baa2/BBB
M-9 (3) (4)	Floating	10,000,000	Act/360	MEZ	4.91/4.94	37-91/37-100	Sep-13/Jun-14	Mar 2036	Baa3/BBB-
Offered Certificates		785,601,000
SB (5)	N/A	14,399,000	N/A	SUB	Not Offered Hereby				N/A
R (5)	N/A	N/A	N/A	RES	Not Offered Hereby				N/A
Total Certificates

Notes:

  Class sizes subject to a 5% variance.

  Pricing Speed Assumption:

  Fixed: 20% HEP (2% CPR in month 1, building to 20% CPR by month 10, and remaining constant at 20% CPR thereafter).

  ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

  The pass-through rate on the Class A, Class M and Class B Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.

  If the 10% optional call is not exercised, the margin on the Class A-2 and Class A-3 Certificates will double and the margin on the Class M and Class B Certificates will increase to a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.

(5) Not offered hereby.

Issuing Entity: RAMP Series 2006-RS2 Trust.

Certificates: The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") are backed by first lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Class M Certificates" and together with the Class A Certificates, the "Offered Certificates"). The Offered Certificates will be offered pursuant to the Prospectus Supplement described below.

Underwriters: Banc of America Securities LLC and Residential Funding Securities Corporation.

Yield Maintenance

Agreement Provider: [TBD].

Depositor: Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding Corporation.

Trustee: JPMorgan Chase Bank, N.A.

Master Servicer: Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

Subservicer: Primary servicing will be provided by HomeComings Financial Network, Inc. ("HomeComings") with respect to approximately 64.81% of the Mortgage Loans. HomeComings is a wholly-owned subsidiary of Residential Funding Corporation.

Cut-off Date: February 1, 2006 after deducting payments due during the month of February 2006.

Settlement Date: On or about February 27, 2006.

Distribution Dates: 25th of each month (or the next business day if such day is not a business day) commencing on March 27, 2006.

Form of Certificates: Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations: For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $100,000 and integral multiples of $1 in excess thereof; for the Class M-4 through Class M-9 Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA Considerations: The Class A Certificates may be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and prospectus supplement. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a Plan's acquisition and ownership of such Class A Certificates. The Class M Certificates are not expected to be eligible for purchase by Plans.

Legal Investments: The Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Tax Status: One or more REMIC elections.

Mortgage Loans:

    The Mortgage Loans will consist of first lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans"). The pool of Mortgage Loans described herein has an approximate aggregate principal balance of $721,109,219 as of the Cut-off Date. On the closing date, the Mortgage Loans will have an approximate aggregate principal balance of $800,000,000 as of the Cut-off Date.

    As of the Cut-off Date, approximately 49.59% of the pool of Mortgage Loans described herein provide for an initial interest only period of up to ten years.

Silent Seconds: The mortgaged properties relating to approximately 28.68% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan ("Silent Seconds"), based solely on the information made available to the Depositor. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is 87.25%.

Pricing Speed Assumptions:

    Fixed - 20% HEP (2% CPR in month 1, building to 20% CPR by month 10, and remaining constant at 20% CPR thereafter).

    ARMs - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call: If the aggregate principal balance of the Mortgage Loans falls below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date (the date of such occurrence, the "Optional Call Date"), the master servicer or its designee may terminate the trust. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Basis Risk

Shortfall: With respect to any class of the Class A and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall

Carry-Forward Amounts: With respect to each class of the Class A and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls: With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service Members Civil Relief Act, as amended, or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

The Negotiated Conduit

Asset Program: The Mortgage Loans included in the trust were acquired and evaluated under Residential Funding's "Negotiated Conduit Asset Program" or NCA program. Through the NCA program, Residential Funding seeks to acquire recently originated mortgage loan products with the characteristics described in the collateral tables herein. The Mortgage Loans may include a combination of layered risk factors including, but not limited to, credit score, reduced loan documentation, debt-to-income ratio, and loan to value ratio.

Residential Funding's standard programs are identified as follows:

    Jumbo A program, under which Residential Funding purchases "A" quality, non-conforming mortgage loans, which are then securitized under the RFMSI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan made to a borrower with a higher total debt-to-income ratio than that allowed by Residential Funding's "Jumbo A" program.

    Expanded Criteria program, under which Residential Funding purchases mortgage loans to "A" quality borrowers whose collateral characteristics differ from conforming and jumbo guidelines, which are then securitized under the RALI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan where the combination of loan-to-value ratio, credit score and documentation type do not meet Residential Funding's "Expanded Criteria" program guidelines.

    Home Solution program, under which Residential Funding purchases first lien "A" quality mortgage loans with LTVs up to 107% and for which the related borrowers may have limited cash, may not want to take cash out of their investments, or may want to finance the full value of the home plus closing costs, which are then securitized under the RAMP-RZ shelf. An example of an NCA program loan includes, but is not limited to, a loan made to a borrower who does not meet reserve requirements of the program or whose total debt-to-income exceeds underwriting guidelines of Residential Funding's "Home Solution" program.

    AlterNet program, under which Residential Funding purchases mortgage loans with characteristics that do not meet traditional "A" quality credit requirements, which are then securitized under the RASC shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within Residential Funding's "AlterNet" program guidelines allow.

Credit Enhancement: A. Subordination

Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit enhancement for the Class M Certificates will include the subordination of each class of the Class M Certificates with a lower payment priority.

Initial Subordination (including the initial Overcollateralization Amount):
Class	Expected rating (Moody's / S&P)	Initial Credit Support	After Step-Down Support

Class A	Aaa/AAA	13.35%	26.70%
Class M-1	Aa1/AA+	11.05%	22.10%
Class M-2	Aa2/AA	8.95%	17.90%
Class M-3	Aa3/AA-	7.45%	14.90%
Class M-4	A1/A+	6.35%	12.70%
Class M-5	A2/A	5.35%	10.70%
Class M-6	A3/A-	4.55%	9.10%
Class M-7	Baa1/BBB+	3.85%	7.70%
Class M-8	Baa2/BBB	3.05%	6.10%
Class M-9	Baa3/BBB-	1.80%	3.60%

For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The Initial Credit Support includes the initial Overcollateralization Amount.

B. Overcollateralization ("OC")

Initial (% Orig.)	1.80%
OC Target (% Orig.)	1.80%
OC Floor (% Orig.)	0.50%
OC Stepdown Target (% Current)	3.60%
OC Holiday	None

      Excess Spread *

      Initially equal to approximately 317 basis points per annum, for the initial accrual period.

      * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

      Yield Maintenance Agreement

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

Excess Cash Flow

Distributions: On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

      as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

      as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

      to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

      to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

      to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk Carry-Forward Amounts previously allocated thereto that remain unreimbursed, and then the Class M Certificates, in the order of payment priority, the amount of any Basis Risk Shortfall Carry-Forward Amounts, remaining unpaid as of that Distribution Date;

      to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Class M Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

      to pay to the holders of the Class SB Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trustee under the Yield Maintenance Agreement, and second from amounts received by the trustee under the Yield Maintenance Agreement.

Interest Accrual Period: From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class A and Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, (1) with respect to the Class A-2 and Class A-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, and (2) with respect to the Class M Certificates, One-Month LIBOR plus 1.5 times the related margin of such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC

Cap Rate: For any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net Mortgage Rate: With respect to any Mortgage Loan, the mortgage rate minus (a) the master servicing fee and (b) the sub-servicing fee.

Eligible Master

Servicing Compensation: For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans. Excess Cash Flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for Excess Cash Flow.

Advances: The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A and Class M Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required

Overcollateralization

Amount: With respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to 1.80% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.60% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor or (iii) on or after the related Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced from time to time with notification to the rating agencies.

Overcollateralization

Floor: 0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

Stepdown Date: The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in March 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 26.70%.

Overcollateralization

Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) available Excess Cash Flow available for payment of the Overcollateralization Increase Amount on that Distribution Date, as provided in clause (3) under "Excess Cash Flow Distributions" and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization

Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

Excess Cash Flow: For any Distribution Date, the sum of (a) the excess of (1) the available distribution amount for that distribution date over (2) the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the lesser of (i) the aggregate certificate principal balance of the Offered Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date to the extent not needed to pay interest on the Offered Certificates on such Distribution Date, (b) any Overcollateralization Reduction Amount and (c) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A and Class M Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

Trigger Event:

(subject to change) A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds [ ] of the Senior Enhancement Percentage or (ii) cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

Loss Trigger
Months 25-36	[ ]% in the first month plus an additional 1/12th of [ ]% for every month thereafter
Months 37-48	[ ]% in the first month plus an additional 1/12th of [ ]% for every month thereafter
Months 49-60	[ ]% in the first month plus an additional 1/12th of [ ]% for every month thereafter
Months 61-72	[ ]% in the first month plus an additional 1/12th of [ ]% for every month thereafter
Months 73 and thereafter	[ ]

Sixty-Plus Delinquency

Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in bankruptcy that are 60 or more days delinquent, foreclosure or REO, over (y) the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date.

Senior Enhancement

Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Principal

Distribution Amount: On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus for inclusion in Excess Cash Flow for purposes of clause (b)(v) and (vi) in this definition, the amounts received by the trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (3) under the "Excess Cash Flow Distributions" above, over (ii) the interest distribution amount and (b) the aggregate amount described below:

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

(ii) the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv) the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

(v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (b) (iv) above on such Distribution Date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "-Excess Cash Flow Distributions" above; and

(vi) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clause (b) (iv) and (v) above on such Distribution Date, and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above;

minus

(vii) the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

(viii) any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates and Class M Certificates.

Class A Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the Principal Distribution Amount for that Distribution Date; and

    the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Principal Remittance

Amount: For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Interest

Distributions: Distributions to the holders of the Certificates will be made generally as follows:

From the available distribution amount remaining after payment of certain fees and expenses, distribution of accrued and unpaid interest (less any Prepayment Interest Shortfalls not covered by Eligible Master Servicing Compensation or any Relief Act Shortfalls) to the holders of Certificates, in the following order of priority:

      To each class of the Class A Certificates, on a pro-rata basis, based on the accrued certificate interest accrued thereon;

      To the Class M-1 Certificates;

      To the Class M-2 Certificates;

      To the Class M-3 Certificates;

      To the Class M-4 Certificates;

      To the Class M-5 Certificates;

      To the Class M-6 Certificates;

      To the Class M-7 Certificates;

      To the Class M-8 Certificates; and

      To the Class M-9 Certificates.

Principal Distributions:

The Principal Distribution Amount will be distributed as follows:

      To the Class A Certificates, the Class A Principal Distribution Amount, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates in that order, until the certificate principal balances thereof are reduced to zero;

      To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

      To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

      To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

      To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

      To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

      To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

      To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

      To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

      To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

Class M-1 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-2 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-3 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-4 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-5 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-6 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-7 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-8 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-9 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Subordination

Percentage: As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:

Class	Expected rating (Moody's / S&P)	Subordination %

Class A	Aaa/AAA	73.30%
Class M-1	Aa1/AA+	77.90%
Class M-2	Aa2/AA	82.10%
Class M-3	Aa3/AA-	85.10%
Class M-4	A1/A+	87.30%
Class M-5	A2/A	89.30%
Class M-6	A3/A-	90.90%
Class M-7	Baa1/BBB+	92.30%
Class M-8	Baa2/BBB	93.90%
Class M-9	Baa3/BBB-	96.40%

Subsequent Recoveries: Subsequent recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

Allocation of Losses: Any realized losses will be allocated or covered as follows:

      By Excess Cash Flow for the related Distribution Date;

      By reduction of the Overcollateralization Amount, until reduced to zero (as further described in the prospectus supplement);

      To the Class M-9 Certificates, until reduced to zero;

      To the Class M-8 Certificates, until reduced to zero;

      To the Class M-7 Certificates, until reduced to zero;

      To the Class M-6 Certificates, until reduced to zero;

      To the Class M-5 Certificates, until reduced to zero;

      To the Class M-4 Certificates, until reduced to zero;

      To the Class M-3 Certificates, until reduced to zero;

      To the Class M-2 Certificates, until reduced to zero;

      To the Class M-1 Certificates, until reduced to zero; and

      To the Class A Certificates, on a pro rata basis, until reduced to zero.

Preliminary

Prospectus: The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement (together, the "Preliminary Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

Yield Maintenance Agreement

[Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with [TBD] (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.57% beginning with the Distribution Date in March 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in February 2011.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	785,601,000	31	284,153,190
2	779,160,212	32	273,895,984
3	770,651,747	33	264,028,528
4	760,083,215	34	254,534,749
5	747,454,087	35	245,400,491
6	732,796,666	36	236,609,757
7	716,180,225	37	228,148,469
8	697,664,371	38	225,964,657
9	677,334,155	39	218,404,803
10	656,090,989	40	211,125,300
11	634,203,918	41	204,114,841
12	613,032,640	42	197,362,513
13	592,584,171	43	190,857,815
14	572,832,818	44	184,590,912
15	553,753,914	45	178,552,283
16	535,298,459	46	172,732,811
17	517,471,775	47	167,123,770
18	500,251,514	48	161,716,806
19	483,584,174	49	156,503,922
20	467,154,902	50	151,477,455
21	450,031,793	51	146,630,070
22	425,259,708	52	141,954,742
23	401,945,811	53	137,444,743
24	380,234,104	54	133,093,626
25	360,134,682	55	128,895,218
26	342,024,698	56	124,843,603
27	329,428,825	57	120,933,112
28	317,436,020	58	117,158,313
29	305,905,004	59	113,514,002
30	294,817,029	60	109,995,314

Aggregate Collateral Summary

Current Principal Balance	$721,109,219.32
Number of Mortgage Loans	3,587

	Average	Minimum	Maximum
Current Principal Balance	$201,034.07	$19,172.79	$2,500,000.00

	Weighted Average	Minimum	Maximum
Original Term (mos)	357	120	362
Age (mos)	2 Months	0 Months	39 months
Gross Mortgage Rate	7.6706%	3.1250%	11.9500%
Loan-to-Value Ratio	82.24%	13.00%	104.00%
Credit Score	671	498	818

Margin (%)	5.1082%	0.3750%	10.3900%
Initial Periodic Cap (%)	3.8765%	1.0000%	8.1250%
Periodic Cap (%)	1.3381%	1.0000%	12.0000%
Maximum Mortgage Rate (%)	13.7959%	5.0000%	17.8500%
Minimum Mortgage Rate (%)	5.8067%	0.3750%	11.3900%
Next Rate Adj. (mos)	35	1	119

Lien Position	% of Loan Group	Loan Type	% of Loan Group
1st Lien	100.00%	Adjustable-rate	59.60%
		Fixed-rate	40.40%
Occupancy	% of Loan Group	Loan Purpose	% of Loan Group
Primary Residence	76.45%	Purchase	58.24%
Non-Owner Occupied	19.56%	Equity Refinance	32.97%
Second/Vacation	3.99%	Rate/Term Refinance	8.79%

Documentation	% of Loan Group	Property Type	% of Loan Group
Full Documentation	33.42%	Single-family	61.76%
Reduced Documentation	66.58%	PUD Detached	18.46%
		Two-to-four family units	7.15%
Servicing	% of Loan Group	Condo Low-Rise	8.66%
Homecomings	64.81%	PUD Attached	1.52%
		Townhouse	0.87%
Delinquency	% of Loan Group	Condo High-Rise	1.34%
Current	98.63%	Condo Mid-Rise	0.20%
30 to 59 Days Delinquent	1.37%	Manufactured	0.02%
60 to 89 Days Delinquent	0.00%	Cooperative	0.02%
		Condotel (9 or more stories)	0.02%
Exception Category	% of Loan Group
Alternet	30.54%
Expanded Criteria	69.02%
Home Solutions	0.27%	% with Prepayment Penalty	65.47%
Jumbo A	0.10%	% over 80% LTV with MI	8.61%
Seasoned Loans	0.07%	% with Interest Only Period	49.59%

Aggregate Credit Scores
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Original LTV
1 - 499	1	48,346	0.01	48,346	80.00
500 - 519	38	5,132,963	0.71	135,078	77.21
520 - 539	79	9,627,872	1.34	121,872	82.55
540 - 559	93	13,899,326	1.93	149,455	81.32
560 - 579	80	12,757,384	1.77	159,467	87.57
580 - 599	197	29,781,749	4.13	151,176	88.70
600 - 619	473	67,111,698	9.31	141,885	90.31
620 - 639	416	80,212,248	11.12	192,818	82.29
640 - 659	426	87,724,103	12.17	205,925	81.34
660 - 679	438	93,994,448	13.03	214,599	81.64
680 - 699	387	86,803,452	12.04	224,298	81.22
700 - 719	328	77,694,657	10.77	236,874	80.28
720 - 739	240	62,096,587	8.61	258,736	79.41
740 - 759	156	40,189,450	5.57	257,625	80.60
760 or greater	228	52,285,661	7.25	229,323	79.93
Subtotal with Credit Score	3,580	719,359,943	99.76	200,939	82.29
Not Available	7	1,749,276	0.24	249,897	62.29
Total	3587	721,109,219	100.00	201,034	82.24

As of the cut-off date, the weighted average credit score is approximately 671

Aggregate Original Mortgage Loan Balance
Range of Original Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
$1 - $100,000	897	65,984,302	9.15	73,561	640	86.65
$100,001 - $200,000	1,472	214,272,058	29.71	145,565	661	85.28
$200,001 - $300,000	616	151,788,322	21.05	246,410	670	82.71
$300,001 - $400,000	291	100,441,243	13.93	345,159	675	82.92
$400,001 - $500,000	132	59,199,979	8.21	448,485	677	81.89
$500,001 - $600,000	88	48,266,512	6.69	548,483	689	78.99
$600,001 - $700,000	23	14,677,748	2.04	638,163	684	74.87
$700,001 - $800,000	29	21,564,653	2.99	743,609	709	77.95
$800,001 - $900,000	7	5,998,090	0.83	856,870	657	73.07
$900,001 - $1,000,000	14	13,758,189	1.91	982,728	692	62.68
$1,000,001 - $1,100,000	2	2,143,949	0.30	1,071,974	750	70.00
$1,100,001 - $1,200,000	7	7,896,074	1.09	1,128,011	700	70.22
$1,300,001 - $1,400,000	2	2,659,910	0.37	1,329,955	724	70.00
$1,400,001 - $1,500,000	3	4,403,890	0.61	1,467,963	737	63.87
$1,600,001 - $1,700,000	1	1,690,500	0.23	1,690,500	765	70.00
$1,700,001 - $1,800,000	1	1,735,302	0.24	1,735,302	773	70.00
$2,100,001 - $2,200,000	1	2,128,500	0.30	2,128,500	714	58.00
$2,400,001 - $2,500,000	1	2,500,000	0.35	2,500,000	685	61.00
Total:	3,587	721,109,219	100.00	201,034	671	82.24

Aggregate Net Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
2.5000 - 2.9999	1	640,404	0.09	640,404	786	50.00
4.0000 - 4.4999	1	300,000	0.04	300,000	672	72.00
4.5000 - 4.9999	7	4,332,093	0.60	618,870	724	73.91
5.0000 - 5.4999	27	8,089,682	1.12	299,618	683	74.48
5.5000 - 5.9999	136	38,477,373	5.34	282,922	694	72.32
6.0000 - 6.4999	352	89,438,311	12.40	254,086	687	76.54
6.5000 - 6.9999	669	158,913,711	22.04	237,539	688	79.50
7.0000 - 7.4999	693	155,851,409	21.61	224,894	684	80.34
7.5000 - 7.9999	568	105,911,447	14.69	186,464	663	84.07
8.0000 - 8.4999	468	74,003,026	10.26	158,126	640	91.19
8.5000 - 8.9999	295	43,084,616	5.97	146,050	629	91.98
9.0000 - 9.4999	234	27,966,092	3.88	119,513	607	93.34
9.5000 - 9.9999	75	8,562,315	1.19	114,164	604	95.05
10.0000 - 10.4999	41	4,074,940	0.57	99,389	577	90.85
10.5000 - 10.9999	15	1,195,988	0.17	79,733	610	91.26
11.0000 - 11.4999	5	267,811	0.04	53,562	578	90.04
Total:	3,587	721,109,219	100.00	201,034	671	82.24

As of the cut-off date, the weighted average net mortgage rate is approximately 7.2925%

Aggregate Mortgage Rates
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
3.0000 - 3.4999	1	640,404	0.09	640,404	786	50.00
4.5000 - 4.9999	2	940,000	0.13	470,000	740	77.45
5.0000 - 5.4999	8	4,610,040	0.64	576,255	716	73.06
5.5000 - 5.9999	47	15,215,185	2.11	323,727	697	70.52
6.0000 - 6.4999	156	41,144,086	5.71	263,744	693	73.05
6.5000 - 6.9999	504	126,756,465	17.58	251,501	688	77.05
7.0000 - 7.4999	579	134,656,133	18.67	232,567	688	79.97
7.5000 - 7.9999	744	166,877,498	23.14	224,298	681	80.43
8.0000 - 8.4999	432	73,785,717	10.23	170,800	660	86.24
8.5000 - 8.9999	472	76,435,405	10.60	161,939	637	91.37
9.0000 - 9.4999	266	38,370,121	5.32	144,249	625	93.23
9.5000 - 9.9999	232	27,051,292	3.75	116,600	602	93.67
10.0000 - 10.4999	76	8,180,230	1.13	107,635	601	94.84
10.5000 - 10.9999	47	4,902,872	0.68	104,316	581	91.66
11.0000 - 11.4999	16	1,275,959	0.18	79,747	609	91.80
11.5000 - 11.9999	5	267,811	0.04	53,562	578	90.04
Total:	3,587	721,109,219	100.00	201,034	671	82.24

As of the cut-off date, the weighted average mortgage rate is approximately 7.6706%.

Aggregate Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score
0.01 - 50.00	100	19,192,070	2.66	191,921	683
50.01 - 55.00	27	5,091,516	0.71	188,575	661
55.01 - 60.00	58	14,199,526	1.97	244,819	662
60.01 - 65.00	69	18,090,865	2.51	262,186	663
65.01 - 70.00	151	46,812,881	6.49	310,019	695
70.01 - 75.00	203	50,448,765	7.00	248,516	673
75.01 - 80.00	1,316	305,045,006	42.30	231,797	683
80.01 - 85.00	139	24,697,186	3.42	177,678	610
85.01 - 90.00	337	61,427,857	8.52	182,279	654
90.01 - 95.00	365	64,400,523	8.93	176,440	685
95.01 - 100.00	797	108,320,395	15.02	135,910	641
100.01 - 105.00	25	3,382,629	0.47	135,305	612
Total:	3,587	721,109,219	100.00	201,034	671

As of the cut-off date, the weighted average original loan-to-value ratio is approximately 82.24%.

Aggregate Debt to Income Ratios
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Not Available	1,035	247,693,631	34.35	239,318	692	78.64
0.01 - 20.00	105	17,084,928	2.37	162,714	665	82.47
20.01 - 25.00	107	14,310,881	1.98	133,747	653	81.33
25.01 - 30.00	229	36,873,128	5.11	161,018	659	83.85
30.01 - 35.00	295	52,071,899	7.22	176,515	673	82.73
35.01 - 40.00	454	91,455,133	12.68	201,443	672	81.60
40.01 - 45.00	560	114,501,296	15.88	204,467	663	83.20
45.01 - 50.00	598	109,068,998	15.13	182,390	648	87.76
50.01 - 55.00	161	28,783,072	3.99	178,777	624	89.94
55.01 - 60.00	34	6,432,095	0.89	189,179	639	76.60
60.01 - 65.00	7	2,234,532	0.31	319,219	678	78.14
65.01 - 70.00	1	361,672	0.05	361,672	816	51.00
70.01 - 75.00	1	237,954	0.03	237,954	677	68.00
Total:	3,587	721,109,219	100.00	201,034	671	82.24

As of the cut-off date, the weighted average DTI is approximately 40.41%.

Aggregate State Distributions of Mortgaged Properties
State or Territory	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	67	7,664,066	1.06	114,389	628	89.74
Alaska	3	1,009,217	0.14	336,406	591	86.80
Arizona	140	31,310,157	4.34	223,644	678	82.09
Arkansas	34	3,722,014	0.52	109,471	636	96.31
California	276	103,277,135	14.32	374,193	682	77.04
Colorado	49	10,851,122	1.50	221,451	701	83.17
Connecticut	25	5,165,213	0.72	206,609	671	81.16
Delaware	13	2,361,085	0.33	181,622	672	80.61
District of Columbia	9	3,159,256	0.44	351,028	712	78.39
Florida	618	136,188,885	18.89	220,370	686	79.99
Georgia	146	24,080,233	3.34	164,933	651	86.90
Hawaii	8	2,827,268	0.39	353,409	689	82.79
Idaho	9	2,672,827	0.37	296,981	673	82.60
Illinois	148	27,064,126	3.75	182,866	678	85.03
Indiana	96	9,620,334	1.33	100,212	642	89.31
Iowa	23	2,108,522	0.29	91,675	645	91.99
Kansas	25	2,823,247	0.39	112,930	632	84.51
Kentucky	22	2,110,133	0.29	95,915	642	92.71
Louisiana	63	7,375,416	1.02	117,070	633	93.44
Maine	10	1,753,271	0.24	175,327	671	85.80
Maryland	129	32,411,750	4.49	251,254	666	80.49
Massachusetts	59	18,325,987	2.54	310,610	675	77.63
Michigan	123	15,888,541	2.20	129,175	646	88.39
Minnesota	69	13,985,304	1.94	202,686	680	84.80
Mississippi	27	3,016,761	0.42	111,732	617	92.94
Missouri	68	8,588,873	1.19	126,307	641	93.69
Montana	1	146,420	0.02	146,420	632	100.00
Nebraska	11	1,176,870	0.16	106,988	653	89.92
Nevada	38	9,508,145	1.32	250,214	679	83.05
New Hampshire	8	1,207,373	0.17	150,922	629	79.19
New Jersey	69	18,177,636	2.52	263,444	670	79.38
New Mexico	10	1,297,985	0.18	129,799	643	85.92
New York	134	31,978,208	4.43	238,643	686	75.53
North Carolina	105	14,315,972	1.99	136,343	648	86.97
North Dakota	4	479,090	0.07	119,772	625	94.96
Ohio	123	15,600,353	2.16	126,832	645	89.88
Oklahoma	33	4,243,988	0.59	128,606	661	85.82
Oregon	17	3,427,848	0.48	201,638	670	81.89
Pennsylvania	110	14,811,407	2.05	134,649	653	87.86
Rhode Island	6	1,683,459	0.23	280,576	686	80.63
South Carolina	89	15,044,785	2.09	169,043	664	80.18
South Dakota	2	150,021	0.02	75,011	631	90.46
Tennessee	91	10,701,325	1.48	117,597	634	89.67
Texas	132	18,952,794	2.63	143,582	664	86.21
Utah	27	5,950,571	0.83	220,392	661	85.16
Vermont	2	259,524	0.04	129,762	740	86.69
Virginia	203	55,277,048	7.67	272,301	670	81.57
Washington	29	6,225,722	0.86	214,680	667	80.64
West Virginia	13	1,452,260	0.20	111,712	614	85.68
Wisconsin	65	8,631,884	1.20	132,798	647	90.03
Wyoming	6	1,047,789	0.15	174,631	678	96.06
Total:	3,587	721,109,219	100.00	201,034	671	82.24

No more than 33414(0.57%) will be secured by mortgaged properties located in any one zip code area in Florida and no more than 20176(0.39%) of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside Florida.

Aggregate Loan Purpose
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	2,080	419,946,275	58.24	201,897	684	84.98
C/O Refinance	1,211	237,757,429	32.97	196,331	648	78.81
R/T Refinance	296	63,405,515	8.79	214,208	670	76.91
Total:	3,587	721,109,219	100.00	201,034	671	82.24

Aggregate Occupancy
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	2,692	551,304,600	76.45	204,794	660	82.89
Non-Owner Occupied	791	141,045,818	19.56	178,313	706	79.97
Second/Vacation	104	28,758,801	3.99	276,527	699	80.78
Total:	3,587	721,109,219	100	201,034	671	82.24

Aggregate Property Type
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	2,415	445,330,104	61.76	184,402	662	82.76
Planned Unit Developments (detached)	496	133,122,324	18.46	268,392	682	81.94
Condo Low-Rise (less than 5 stories)	316	62,420,298	8.66	197,533	688	81.80
Two-to-four family units	224	51,566,706	7.15	230,209	692	78.67
Planned Unit Developments (attached)	55	10,952,729	1.52	199,141	667	83.43
Condo High-Rise (9 stories or more)	31	9,654,612	1.34	311,439	697	80.24
Townhouse	41	6,285,843	0.87	153,313	667	85.22
Condo Mid-Rise (5 to 8 stories)	6	1,422,604	0.20	237,101	673	85.35
Cooperative Units	1	121,077	0.02	121,077	697	95.00
Condotel (9 stories or more)	1	120,625	0.02	120,625	682	85.00
Manufactured Home	1	112,297	0.02	112,297	623	65.00
Total:	3,587	721,109,219	100.00	201,034	671	82.24

Aggregate Documentation Type
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Reduced Documentation	1,990	480,123,984	66.58	241,268	686	78.73
Full Documentation	1,597	240,985,235	33.42	150,899	640	89.23
Total:	3,587	721,109,219	100.00	201,034	671	82.24

Aggregate Prepayment Penalty Term
Prepayment Penalty	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
12 Months	350	87,055,856	12.07	248,731	688	79.99
24 Months	1,035	171,008,334	23.71	165,225	640	89.04
36 Months	968	188,690,150	26.17	194,928	681	80.43
60 Months	82	20,699,409	2.87	252,432	682	76.72
None	1,140	248,999,417	34.53	218,421	677	80.11
Other	12	4,656,054	0.65	388,004	659	86.08
Total:	3,587	721,109,219	100.00	201,034	671	82.24

"Other" means not 12, 24, 36, or 60 months, and not greater than 60 months

Aggregate Interest Only by Product Type
Interest Only by Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alternet Exceptions - IO	207	46,064,046	6.39	222,532	641	89.44
Alternet Exceptions - Non-IO	1,281	174,189,195	24.16	135,979	619	92.22
Expanded Criteria Exceptions - IO	1,080	310,132,841	43.01	287,160	696	78.84
Expanded Criteria Exceptions - Non-IO	998	187,574,769	26.01	187,951	683	76.77
Home Solutions Exceptions - IO	4	622,660	0.09	155,665	740	92.20
Home Solutions Exceptions - Non-IO	12	1,298,340	0.18	108,195	744	93.27
Jumbo A Exceptions - IO	2	746,808	0.10	373,404	702	66.02
Seasoned Loans - Non-IO	3	480,561	0.07	160,187	784	82.18
Total:	3,587	721,109,219	100.00	201,034	671	82.24

Aggregate Interest Only Term
Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
0 Months	2,294	363,542,865	50.41	158,476	652	84.24
12 Months	3	1,530,000	0.21	510,000	738	76.89
24 Months	26	6,706,011	0.93	257,924	638	84.86
36 Months	10	1,923,534	0.27	192,353	661	84.20
48 Months	1	163,200	0.02	163,200	593	80.00
60 Months	218	50,310,491	6.98	230,782	662	86.85
108 Months	3	784,498	0.11	261,499	684	71.88
120 Months	1,028	295,109,620	40.92	287,072	695	78.96
180 Months	4	1,039,000	0.14	259,750	652	83.27
Total:	3,587	721,109,219	100.00	201,034	671	82.24

Aggregate Maximum Mortgage Rate
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,374	291,354,958	40.40	212,049	683	76.75
5.000 - 5.999	1	367,985	0.05	367,985	801	80.00
10.000 - 10.999	15	4,977,006	0.69	331,800	713	74.98
11.000 - 11.999	87	23,153,478	3.21	266,132	691	77.11
12.000 - 12.999	288	78,489,864	10.88	272,534	690	79.67
13.000 - 13.999	624	147,349,206	20.43	236,137	680	83.50
14.000 - 14.999	640	101,486,529	14.07	158,573	643	91.43
15.000 - 15.999	438	59,084,666	8.19	134,896	615	93.71
16.000 - 16.999	113	13,970,776	1.94	123,635	606	92.55
17.000 - 17.999	7	874,751	0.12	124,964	595	98.97
Total:	3,587	721,109,219	100.00	201,034	671	82.24

As of the cut-off date, the weighted average maximum mortgage rate is approximately 13.7959%.

Aggregate Next Rate Adjustment Date
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
March 2006	4	1,811,376	0.25	452,844	762	74.94
April 2006	7	1,739,522	0.24	248,503	736	72.92
May 2006	3	874,235	0.12	291,412	712	83.56
June 2006	8	3,687,188	0.51	460,899	726	79.44
July 2006	12	4,006,740	0.56	333,895	735	78.75
August 2006	2	841,667	0.12	420,833	718	67.75
September 2006	1	228,600	0.03	228,600	745	80.00
November 2006	4	1,652,850	0.23	413,213	745	78.57
December 2006	1	300,000	0.04	300,000	672	72.00
January 2007	6	1,520,465	0.21	253,411	730	81.24
March 2007	1	57,726	0.01	57,726	591	100.00
May 2007	1	98,400	0.01	98,400	654	80.00
June 2007	2	271,807	0.04	135,904	625	58.25
July 2007	7	1,055,942	0.15	150,849	620	84.27
August 2007	19	3,707,887	0.51	195,152	677	84.55
September 2007	31	5,926,380	0.82	191,174	602	84.40
October 2007	57	9,632,953	1.34	168,999	624	86.08
November 2007	113	22,262,980	3.09	197,018	625	89.49
December 2007	348	53,813,978	7.46	154,638	639	90.22
January 2008	796	132,786,325	18.41	166,817	642	90.69
February 2008	62	9,979,427	1.38	160,958	645	96.10
May 2008	1	139,410	0.02	139,410	710	90.00
July 2008	2	469,817	0.07	234,909	649	81.71
August 2008	7	1,208,581	0.17	172,654	632	81.42
September 2008	13	2,443,900	0.34	187,992	653	83.07
October 2008	35	6,190,483	0.86	176,871	617	84.28
November 2008	26	5,696,703	0.79	219,104	706	82.88
December 2008	37	8,183,084	1.13	221,164	667	83.71
January 2009	72	15,438,846	2.14	214,428	680	82.31
February 2009	11	1,730,800	0.24	157,345	624	98.47
August 2009	1	157,600	0.02	157,600	595	80.00
January 2010	1	416,208	0.06	416,208	734	43.00
February 2010	1	41,992	0.01	41,992	787	90.00
May 2010	1	54,300	0.01	54,300	722	82.00
June 2010	2	456,931	0.06	228,466	711	80.00
August 2010	3	793,877	0.11	264,626	699	82.29
September 2010	8	1,771,042	0.25	221,380	698	74.37
October 2010	10	2,747,077	0.38	274,708	674	81.00
November 2010	43	9,817,250	1.36	228,308	702	83.31
December 2010	151	36,185,157	5.02	239,637	694	80.09
January 2011	272	67,124,193	9.31	246,780	696	80.81
February 2011	2	514,000	0.07	257,000	698	80.00
October 2012	1	564,750	0.08	564,750	666	75.00
December 2012	2	768,000	0.11	384,000	713	77.40
January 2013	2	219,827	0.03	109,914	713	80.00
September 2015	7	3,338,600	0.46	476,943	698	79.26
October 2015	1	460,000	0.06	460,000	747	80.00
December 2015	4	1,995,205	0.28	498,801	691	55.79
January 2016	12	4,570,181	0.63	380,848	724	77.80
Fixed Rate Mortgage Loans	1,374	291,354,958	40.40	212,049	683	76.75
Total:	3,587	721,109,219	100.00	201,034	671	82.24

As of the cut-off date, the weighted average months to next interest rate adjustment is approximately 35 months.

Aggregate Note Margin

Range of Note Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,374	291,354,958	40.40	212,049	683	76.75
0.3000 - 0.9999	1	793,321	0.11	793,321	731	67.00
1.0000 - 1.4999	1	640,404	0.09	640,404	786	50.00
2.0000 - 2.4999	105	35,416,038	4.91	337,296	711	76.64
2.5000 - 2.9999	43	11,145,139	1.55	259,189	698	81.14
3.0000 - 3.4999	80	29,881,921	4.14	373,524	702	77.83
3.5000 - 3.9999	374	91,701,269	12.72	245,191	700	80.45
4.0000 - 4.4999	48	11,150,857	1.55	232,310	712	87.95
4.5000 - 4.9999	94	21,061,692	2.92	224,061	670	85.58
5.0000 - 5.4999	165	33,227,801	4.61	201,381	666	86.81
5.5000 - 5.9999	167	31,028,505	4.30	185,799	642	88.50
6.0000 - 6.4999	256	42,564,317	5.90	166,267	635	90.83
6.5000 - 6.9999	248	39,073,827	5.42	157,556	630	93.59
7.0000 - 7.4999	206	29,896,399	4.15	145,128	610	91.69
7.5000 - 7.9999	205	25,939,538	3.60	126,534	608	92.95
8.0000 - 8.4999	131	15,118,842	2.10	115,411	605	93.88
8.5000 - 8.9999	70	8,507,655	1.18	121,538	599	95.08
9.0000 - 9.4999	13	2,088,862	0.29	160,682	609	80.37
9.5000 - 9.9999	3	348,178	0.05	116,059	590	90.88
10.0000 - 10.4999	3	169,696	0.02	56,565	620	97.86
Total:	3,587	721,109,219	100.00	201,034	671	82.24

As of the cut-off date, the weighted average note margin is approximately 5.1082%.

Banc of America Securities LLC Contacts
CONTACTS
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		pat.beranek@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com
Siddhartha Bothra		siddhartha.bothra@bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Jeff Hare	(704) 388-6840	Jeff.hare@bankofamerica.com
Niki Hogue	(704) 387-1853	Nikole.hogue@bankofamerica.com
Shaun Ahmad	(704) 387-2658	Shaun.ahmad@bankofamerica.com
Jorge Panduro	(704) 386-0902	Jorge.a.panduro@bankofamerica.com
Jay Wang	(704) 387-1855	Jay.wang@bankofamerica.com
Brandon Crooks	(704) 388-1720	Brandon.Crooks@bankofamerica.com
Stephen Filingeri	(704) 683-4850	Stephen.Filingeri@bankofamerica.com

Rating Agency Contacts
	name	phone extension
Moody's:	Arif Kaya Bekiroglu	(212) 553-7761
S&P:	Waqas Shaikh	(212) 438-6318

GMAC RFC (Graphic Omitted)

Free Writing Prospectus for RAMP Series 2006-RS2 Trust

RAMP Series 2006-RS2 Trust

Issuing Entity

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-RS2

$785,601,000 Certificates (Approximate)

Residential Asset Mortgage Products, Inc.

Depositor (SEC File No. 333-125845)

Residential Funding Corporation

Master Servicer and Sponsor

February 21, 2006

 Banc of America Securities (Graphic Omitted)

FREE WRITING PROSPECTUS LEGEND

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

The certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such certificates or any similar security and the underwriter's obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such certificates when, as and if issued by the issuer. You are advised that the terms of the certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding u.s. federal, state or local tax penalties. This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

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Net WAC Cap Schedule

Month	Net WAC Cap Rate(1)	Effective Rate(1,2)	Month	Net WAC Cap Rate(1)	Effective Rate(1,2)
1	8.41%	14.00%	47	8.70%	14.00%
2	7.07%	14.00%	48	8.69%	14.00%
3	7.31%	14.00%	49	9.60%	14.00%
4	7.07%	14.00%	50	8.66%	14.00%
5	7.34%	14.00%	51	8.93%	14.00%
6	7.10%	14.00%	52	8.63%	14.00%
7	7.10%	14.00%	53	8.90%	14.00%
8	7.34%	14.00%	54	8.60%	14.00%
9	7.11%	14.00%	55	8.58%	14.00%
10	7.35%	14.00%	56	8.85%	14.00%
11	7.13%	14.00%	57	8.56%	14.00%
12	7.13%	14.00%	58	8.83%	14.00%
13	7.90%	14.00%	59	9.08%	14.00%
14	7.13%	14.00%	60	9.07%	14.00%
15	7.37%	14.00%	61	10.01%	10.01%
16	7.13%	14.00%	62	9.02%	9.02%
17	7.38%	14.00%	63	9.30%	9.30%
18	7.15%	14.00%	64	8.98%	8.98%
19	7.14%	14.00%	65	9.28%	9.28%
20	7.38%	14.00%	66	8.96%	8.96%
21	7.14%	14.00%	67	8.93%	8.93%
22	7.38%	14.00%	68	9.21%	9.21%
23	7.97%	14.00%	69	8.89%	8.89%
24	7.98%	14.00%	70	9.16%	9.16%
25	8.53%	14.00%	71	8.85%	8.85%
26	7.96%	14.00%	72	8.83%	8.83%
27	8.21%	14.00%	73	9.41%	9.41%
28	7.94%	14.00%	74	8.79%	8.79%
29	8.46%	14.00%	75	9.06%	9.06%
30	8.18%	14.00%	76	8.74%	8.74%
31	8.18%	14.00%	77	9.01%	9.01%
32	8.44%	14.00%	78	8.70%	8.70%
33	8.15%	14.00%	79	8.68%	8.68%
34	8.61%	14.00%	80	8.95%	8.95%
35	8.56%	14.00%	81	8.64%	8.64%
36	8.56%	14.00%	82	8.91%	8.91%
37	9.47%	14.00%	83	8.61%	8.61%
38	8.54%	14.00%	84	8.59%	8.59%
39	8.81%	14.00%	85	9.48%	9.48%
40	8.55%	14.00%	86	8.55%	8.55%
41	9.06%	14.00%	87	8.81%	8.81%
42	8.75%	14.00%	88	8.51%	8.51%
43	8.74%	14.00%	89	8.77%	8.77%
44	9.01%	14.00%	90	8.47%	8.47%
45	8.70%	14.00%	91	8.45%	8.45%
46	8.99%	14.00%

(1) All index values increase to 20.00% beginning in the first period, subject to a 14.00% cap.

(2) The effective available funds cap rate (the "Effective Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii) the weighted average Net Mortgage Rate of the mortgage loans plus (B) the payments from the Yield Maintenance Agreement, if any, divided by the aggregate balance of the mortgage loans multiplied by 360 divided by actual number of days, subject to a 14.00% cap.

Class A Sensitivity Analysis

To 10% Call1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	14.20	1.67	1.23	1.00	0.84	0.73
Principal Window (month)	1 to 246	1 to 38	1 to 26	1 to 21	1 to 18	1 to 15
Principal Months	246	38	26	21	18	15
A-2
WAL (years)	24.34	6.09	4.07	3.00	2.29	1.87
Principal Window (month)	246 to 334	38 to 132	26 to 89	21 to 65	18 to 51	15 to 32
Principal Months	89	95	64	45	34	18
A-3
WAL (years)	28.66	13.85	9.51	7.03	5.48	4.07
Principal Window (month)	334 to 347	132 to 178	89 to 123	65 to 91	51 to 71	32 to 57
Principal Months	14	47	35	27	21	26

Class A Sensitivity Analysis

To Maturity1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	14.20	1.67	1.23	1.00	0.84	0.73
Principal Window (month)	1 to 246	1 to 38	1 to 26	1 to 21	1 to 18	1 to 15
Principal Months	246	38	26	21	18	15
A-2
WAL (years)	24.34	6.09	4.07	3.00	2.29	1.87
Principal Window (month)	246 to 334	38 to 132	26 to 89	21 to 65	18 to 51	15 to 32
Principal Months	89	95	64	45	34	18
A-3
WAL (years)	28.92	16.38	11.67	8.77	6.89	5.25
Principal Window (month)	334 to 358	132 to 330	89 to 276	65 to 220	51 to 178	32 to 147
Principal Months	25	199	188	156	128	116

(1) Assumes 1-month LIBOR remains constant at 4.5700%, 6-month LIBOR remains constant at 4.9300%, 1-year LIBOR remains constant at 5.0950% and 1-year Treasury remains constant at 5.0950% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Analysis

To 10% Call1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	26.83	9.79	6.63	5.04	4.35	4.25
Principal Window (month)	279 to 347	56 to 178	38 to 123	39 to 91	43 to 71	47 to 57
Principal Months	69	123	86	53	29	11
M-2
WAL (years)	26.83	9.79	6.63	5.02	4.27	4.04
Principal Window (month)	279 to 347	56 to 178	38 to 123	39 to 91	41 to 71	44 to 57
Principal Months	69	123	86	53	31	14
M-3
WAL (years)	26.83	9.79	6.63	5.00	4.22	3.91
Principal Window (month)	279 to 347	56 to 178	38 to 123	38 to 91	40 to 71	42 to 57
Principal Months	69	123	86	54	32	16
M-4
WAL (years)	26.83	9.79	6.63	5.00	4.20	3.83
Principal Window (month)	279 to 347	56 to 178	38 to 123	38 to 91	39 to 71	41 to 57
Principal Months	69	123	86	54	33	17
M-5
WAL (years)	26.83	9.79	6.63	5.00	4.17	3.78
Principal Window (month)	279 to 347	56 to 178	38 to 123	38 to 91	39 to 71	40 to 57
Principal Months	69	123	86	54	33	18
M-6
WAL (years)	26.83	9.79	6.63	4.99	4.16	3.73
Principal Window (month)	279 to 347	56 to 178	38 to 123	37 to 91	38 to 71	40 to 57
Principal Months	69	123	86	55	34	18
M-7
WAL (years)	26.83	9.79	6.63	4.98	4.13	3.70
Principal Window (month)	279 to 347	56 to 178	38 to 123	37 to 91	38 to 71	39 to 57
Principal Months	69	123	86	55	34	19
M-8
WAL (years)	26.83	9.79	6.63	4.98	4.13	3.68
Principal Window (month)	279 to 347	56 to 178	38 to 123	37 to 91	38 to 71	39 to 57
Principal Months	69	123	86	55	34	19
M-9
WAL (years)	26.80	9.68	6.55	4.91	4.06	3.59
Principal Window (month)	279 to 347	56 to 178	38 to 123	37 to 91	37 to 71	38 to 57
Principal Months	69	123	86	55	35	20

(1) Assumes 1-month LIBOR remains constant at 4.5700%, 6-month LIBOR remains constant at 4.9300%, 1-year LIBOR remains constant at 5.0950% and 1-year Treasury remains constant at 5.0950% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Analysis

To Maturity1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	26.92	10.66	7.34	5.61	4.81	4.63
Principal Window (month)	279 to 357	56 to 283	38 to 213	39 to 163	43 to 130	47 to 106
Principal Months	79	228	176	125	88	60
M-2
WAL (years)	26.92	10.62	7.30	5.56	4.70	4.40
Principal Window (month)	279 to 356	56 to 273	38 to 203	39 to 155	41 to 123	44 to 100
Principal Months	78	218	166	117	83	57
M-3
WAL (years)	26.91	10.57	7.26	5.50	4.62	4.24
Principal Window (month)	279 to 356	56 to 261	38 to 191	38 to 146	40 to 116	42 to 94
Principal Months	78	206	154	109	77	53
M-4
WAL (years)	26.91	10.51	7.20	5.46	4.56	4.13
Principal Window (month)	279 to 355	56 to 251	38 to 182	38 to 138	39 to 109	41 to 88
Principal Months	77	196	145	101	71	48
M-5
WAL (years)	26.91	10.44	7.15	5.41	4.49	4.05
Principal Window (month)	279 to 354	56 to 241	38 to 173	38 to 131	39 to 103	40 to 84
Principal Months	76	186	136	94	65	45
M-6
WAL (years)	26.90	10.36	7.08	5.35	4.44	3.96
Principal Window (month)	279 to 353	56 to 230	38 to 164	37 to 124	38 to 97	40 to 79
Principal Months	75	175	127	88	60	40
M-7
WAL (years)	26.89	10.26	7.00	5.27	4.36	3.89
Principal Window (month)	279 to 352	56 to 219	38 to 155	37 to 117	38 to 91	39 to 74
Principal Months	74	164	118	81	54	36
M-8
WAL (years)	26.87	10.11	6.88	5.18	4.28	3.81
Principal Window (month)	279 to 351	56 to 208	38 to 146	37 to 110	38 to 86	39 to 69
Principal Months	73	153	109	74	49	31
M-9
WAL (years)	26.80	9.72	6.59	4.94	4.08	3.61
Principal Window (month)	279 to 349	56 to 192	38 to 134	37 to 100	37 to 78	38 to 63
Principal Months	71	137	97	64	42	26

(1) Assumes 1-month LIBOR remains constant at 4.5700%, 6-month LIBOR remains constant at 4.9300%, 1-year LIBOR remains constant at 5.0950% and 1-year Treasury remains constant at 5.0950% and run at the Pricing Speed with no losses and trigger is not in effect.

Excess Spread Table

Month	Static LIBOR[1] (bps)	Fwd LIBOR[2] (bps)	Month	Static LIBOR[1] (bps)	Fwd LIBOR[2] (bps)
1	317	317	47	305	296
2	237	238	48	304	295
3	253	254	49	351	343
4	238	238	50	302	291
5	255	256	51	317	307
6	239	240	52	300	289
7	239	239	53	315	305
8	255	254	54	298	287
9	239	238	55	297	286
10	255	254	56	312	301
11	238	237	57	295	283
12	238	236	58	310	299
13	286	284	59	305	294
14	237	236	60	304	293
15	253	251	61	351	315
16	237	234	62	301	261
17	252	249	63	317	278
18	236	233	64	299	259
19	235	232	65	314	275
20	251	247	66	297	256
21	234	231	67	296	255
22	249	245	68	311	272
23	315	311	69	294	253
24	315	310	70	309	270
25	347	342	71	292	251
26	313	307	72	291	250
27	328	322	73	323	286
28	311	305	74	290	250
29	329	323	75	305	267
30	312	306	76	288	248
31	312	305	77	303	265
32	327	321	78	286	246
33	310	303	79	286	246
34	334	327	80	302	264
35	317	311	81	285	246
36	316	310	82	302	264
37	363	356	83	285	247
38	312	304	84	285	247
39	328	320	85	333	294
40	311	303	86	285	241
41	327	320	87	301	259
42	310	302	88	285	241
43	309	301	89	301	259
44	324	316	90	285	242
45	307	298	91	285	242
46	322	314

(1) Assumes 1-month LIBOR remains constant at 4.5700%, 6-month LIBOR remains constant at 4.9300%, 1-year LIBOR remains constant at 5.0950% and 1-year Treasury remains constant at 5.0950% and run at the Pricing Speed to call. Assumes payments are received, if any, from the related Yield Maintenance Agreement.

(2) Assumes 1-month Forward LIBOR, 6-month Forward LIBOR, 1-year Forward LIBOR and 1-year Forward Treasury instantaneously and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

Break-Even Tables

	Static LIBOR[1]		Fwd LIBOR[2]
	CDR Break[3]	Collateral Loss (%)	CDR Break[3]	Collateral Loss (%)
Class M1	16.6	15.66	16.4	15.53
Class M2	13.9	13.81	13.7	13.67
Class M3	12.1	12.47	12.0	12.39
Class M4	10.9	11.51	10.7	11.35
Class M5	9.8	10.60	9.6	10.43
Class M6	8.9	9.82	8.7	9.64
Class M7	8.1	9.10	7.9	8.91
Class M8	7.3	8.35	7.1	8.16
Class M9	6.3	7.38	6.2	7.28

(1) Assumes 1-month LIBOR remains constant at 4.5700%, 6-month LIBOR remains constant at 4.9300%, 1-year LIBOR remains constant at 5.0950% and 1-year Treasury remains constant at 5.0950% and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(2) Assumes 1-month Forward LIBOR, 6-month Forward LIBOR, 1-year Forward LIBOR and 1-year Forward Treasury instantaneously and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(3) CDR Break means when bonds receive first principal dollar loss.

Banc of America Securities LLC Contacts
CONTACTS
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		pat.beranek@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com
Siddhartha Bothra		siddhartha.bothra@bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Jeff Hare	(704) 388-6840	Jeff.hare@bankofamerica.com
Niki Hogue	(704) 387-1853	Nikole.hogue@bankofamerica.com
Shaun Ahmad	(704) 387-2658	Shaun.ahmad@bankofamerica.com
Jorge Panduro	(704) 386-0902	Jorge.a.panduro@bankofamerica.com
Jay Wang	(704) 387-1855	Jay.wang@bankofamerica.com
Brandon Crooks	(704) 388-1720	Brandon.Crooks@bankofamerica.com
Stephen Filingeri	(704) 683-4850	Stephen.Filingeri@bankofamerica.com

Rating Agency Contacts
	name	phone extension
Moody's:	Arif Kaya Bekiroglu	(212) 553-7761
S&P:	Waqas Shaikh	(212) 438-6318